EXECUTION

ASSIGNMENT AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated February 24, 2006, (“Agreement”) among Greenwich Capital Financial Products, Inc. (“Assignor”), Greenwich Capital Acceptance, Inc. (“Assignee”), Countrywide Home Loans, Inc. (the “Company”) and Countrywide Home Loans Servicing LP (the “Servicer”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) and (b) that certain Mortgage Loan Purchase and Servicing Agreement dated as of February 1, 2006 (the “Purchase Agreement”), between the Assignor, as purchaser (the “Purchaser”), and the Company, as seller, the Servicer, as servicer, and Federal Home Loan Mortgage Corporation, as guarantor.

The Assignor and the Servicer have agreed that the Servicer will service all the Mortgage Loans under the Purchase Agreement.

Recognition

1.

From and after the date hereof, each of the Company and the Servicer shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to HarborView Mortgage Loan Trust 2006-CB1 (the “Trust”) created pursuant to a Pooling Agreement, dated as of February 1, 2006 (the “Pooling Agreement”), among the Assignee, the Assignor, Federal Home Loan Mortgage Corporation, as guarantor, and The Bank of New York, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”) and custodian.  Each of the Company and the Servicer hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) it shall look solely to the Trust for performance of any obligations of the Assignor, (iii) the Trust  (including the Trustee acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including without limitation the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company and the Servicer thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee acting on the Trust’s behalf).  The Servicer shall note the transfer of the Mortgage Loans to the Trust in its books and records, shall recognize the Trust as the owner of the Mortgage Loans and shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Purchase Agreement.  Neither the Company, the Servicer nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s or the Servicer’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee and the Guarantor.

Remedies for Breach of Representations and Warranties

2.

The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee, the Guarantor and the Trust (including the Trustee acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Subsection 7.02 of the Purchase Agreement shall be set forth as if they were set forth herein (including without limitation the repurchase obligations set forth therein); provided that a breach of the representations and warranties set forth in Subsections 7.02 (vii), (xliv), (xlvi), (liv), (lxii), (lxiii), (lxiv), (lxxiv), (lxxv), (lxxvi) and (lxxvii) of the Purchase Agreement shall be deemed to materially and adversely affect the value of the related Mortgage Loans and the interests of the Trust and the Guarantor in the related Mortgage Loans.

Miscellaneous

3.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

4.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

5.

This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee acting on the Trust’s behalf). Any entity into which Assignor, Assignee, Company or the Servicer may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee, Company or Servicer, respectively, hereunder.

6.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that each of the Guarantor and the Certificate Insurer each receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions.

7.

Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

8.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

9.

In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

10.

Capitalized terms used in this Agreement (including the exhibits hereto)  but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement or the Pooling Agreement, as applicable.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GREENWICH CAPITAL FINANCIAL

PRODUCTS, INC.

By:   /s/ Adam Smith

Name: Adam Smith

Title: Senior Vice President

GREENWICH CAPITAL

ACCEPTANCE, INC.

By:   /s/ Adam Smith

Name: Adam Smith

Title: Senior Vice President

COUNTRYWIDE HOME LOANS,

INC.

By:    /s/ Darren Bigby

Name: Darren Bigby

Title: Senior Vice President

COUNTRYWIDE HOME LOANS

SERVICING LP

By:    /s/ Darren Bigby

Name: Darren Bigby

Title: Senior Vice President

EXHIBIT A

Mortgage Loan Schedule

[To be retained in a separate closing binder entitled “HarborView 2006-CB1

Mortgage Loan Schedules” at the Washington, D.C. office of McKee Nelson LLP]